                                                                       EXHIBIT 1


                                DRAFT: 02/27/97



                        MARQUETTE MEDICAL SYSTEMS, INC.



                                  COMMON STOCK

                               ($0.10 PAR VALUE)



                             UNDERWRITING AGREEMENT



_____________ __, 1997

                                       1.

                            UNDERWRITING AGREEMENT

                                                               ___________, 1997

Dillon, Read & Co. Inc.
535 Madison Avenue
New York, New York 10022

Bear, Stearns & Co. Inc.
245 Park Avenue, 3rd Floor
New York, NY 10167

Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, WI 53202-5391

     as Managing Underwriters

Dear Sirs:

     Marquette Medical Systems, Inc., a Wisconsin corporation (the "Company"), proposes to issue and sell and the persons named in Schedule B (the "Selling Shareholders") propose to sell to the underwriters named in Schedule A (the "Underwriters") an aggregate of 2,750,000 shares (the "Firm Shares") of Class A Common Stock, par value $0.10 per share (the "Common Stock"), of the Company, of which 1,000,000 shares are to be issued and sold by the Company and an aggregate of 1,750,000 shares are to be sold by the Selling Shareholders in the respective amounts set forth opposite their names in Schedule B. In addition, solely for the purpose of covering overallotments, the Company and The Michael J. Cudahy Charitable Foundation propose to issue and sell, at the Underwriters' option, up to 412,500 additional shares of the Common Stock (the "Additional Shares") in the respective amounts set forth opposite their names in Schedule C. The Additional Shares and the Firm Shares are collectively referred to as the "Shares." The Shares are described in the Prospectus which is referred to below.

     The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, including a prospectus, relating to the Shares, which incorporates by reference documents that the Company has filed in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"). The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses and all documents incorporated by reference therein (collectively, the "Preliminary Prospectus") relating to the Shares. Except where the context otherwise

                                       2.

requires, the registration statement as in effect at the time of execution of this Agreement or, if the registration statement is not yet effective, as amended when it becomes effective, including all documents filed as a part thereof or incorporated by reference therein, and including any registration statement filed pursuant to Rule 462(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is herein called the "Registration Statement", and the prospectus, including all documents incorporated therein by reference, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act or, if no such filing is required, in the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the "Prospectus."

     The Company, the Selling Shareholders and the Underwriters agree as follows:


     1. SALE AND PURCHASE. On the basis of the representations and warranties and the other terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder the respective number of Firm Shares (subject to such adjustment as you may determine to avoid fractional shares) which bears the same proportion to the number of Firm Shares to be sold by the Company or by that Selling Shareholder, as the case may be, as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A bears to the total number of Firm Shares to be sold by the Company and the Selling Shareholders, in each case at a purchase price of $______ per Share.
You may release the Firm Shares for public sale promptly after this Agreement becomes effective. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

     In addition, on the basis of the representations and warranties and the other terms and conditions herein set forth, the Company and the Michael J. Cudahy Charitable Foundation hereby grant to the several Underwriters an option to purchase, and the Underwriters shall have the right to purchase, severally and not jointly, from the Company and the Michael J. Cudahy Charitable Foundation all or a portion of the Additional Shares as may be necessary to cover overallotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the several Underwriters to the Company and the Selling Shareholders for the Firm Shares. This option may be exercised in whole or in part from time to time on or before the thirtieth day following the date hereof, by written notice to the Company and The Michael J. Cudahy Charitable Foundation. Any such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an "additional time of purchase"); provided, however, that no additional time of purchase shall occur earlier than the time of purchase (as defined below) nor earlier than the second business day/*/ after the date on which the option shall have been exercised nor later than the eighth business day after the date on which the option

--------------------------
/*/As used herein, "business day" shall mean a day on which the New York Stock Exchange is open for trading.

                                       3.

shall have been exercised. The number of Additional Shares to be sold to each Underwriter at an additional time of purchase shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased at such additional time of purchase as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares). The number of Additional Shares to be sold by the Company and the Michael J. Cudahy Charitable Foundation upon exercise of the Underwriters' option shall be 64% and 36%, respectively, of the total number of Additional Shares being purchased.

     2. PAYMENT AND DELIVERY. Payment of the purchase price for the Firm Shares shall be made to the Company and to the Attorney-in-fact referred to in
Section 4(d) on behalf of the Selling Shareholders by certified or official bank checks, in immediately available funds, at the office of Dillon, Read & Co. Inc. in New York City, against delivery of the certificates for the Firm Shares to you for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:30 A.M., New York City time, on ___________, 1997 (unless another time shall be agreed to by you, the Company and the Selling Shareholders or unless postponed in accordance with the provisions of Section 10). The time at which such payment and delivery are actually made is called the "time of purchase." Certificates for the Firm Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the second business day preceding the time of purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Company and the Selling Shareholders agree to make such certificates available to you for such purpose at least one full business day preceding the time of purchase.

     Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the second business day preceding the additional time of purchase. For the purpose of expediting the checking of the certificates for the Additional Shares by you, the Company and the Selling Shareholders agree to make such certificates available to you for such purpose at least one full business day preceding the additional time of purchase.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Underwriters that:

          (A) Each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act; when the Registration Statement becomes or became effective and at all times subsequent thereto up to the time of purchase and the additional time of purchase, the Registration Statement and the Prospectus, and any supplements or amendments thereto, complied and will comply in all material respects with the provisions of the Act; and the Registration Statement at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus at

                                       4.

all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus and set forth in the section of the Registration Statement and the Prospectus entitled "Underwriting"; the documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and (except for statements modified or superceded in a Preliminary Prospectus or the Registration Statement) do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (B) As of the date of this Agreement, the Company has an authorized capitalization as set forth under the column entitled "October 31, 1996 Actual" in the section of the Registration Statement and the Prospectus entitled "Capitalization" and, as of the time of purchase, the capitalization of the Company will be as set forth under the column entitled "October 31, 1996 As Adjusted" in the section of the Registration Statement and the Prospectus entitled "Capitalization" except to the extent the number of shares of Common Stock has increased as a result of issuances of stock in connection with the exercise of stock options issued under currently existing stock option plans of the Company and any other changes that are disclosed in the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable (except with respect to wage claims of employees as provided in Section 180.0622 (2)(b) of the Wisconsin Business Corporation Law) and are free of statutory and contractual preemptive rights pursuant to contracts to which the Company is a party or otherwise bound.

          (C) The Company has been duly organized and is validly existing as a corporation in current status under the laws of the State of Wisconsin with full power and authority to (i) own its properties and conduct its business as described in the Registration Statement and the Prospectus and (ii) execute and deliver this Agreement and to issue, sell and deliver the Shares to be issued and sold as herein contemplated.

          (D) All of the issued and outstanding shares of capital stock of each of the subsidiaries of the Company (the "Subsidiaries") are owned directly by the Company except such qualifying shares not exceeding 1% of the outstanding capital stock of each Subsidiary as may be owned by third parties; all of such shares have been duly authorized and validly issued and are fully paid and nonassessable and, except as described in the Prospectus, are owned free and clear of any pledge, lien, encumbrance, security interest or other claim; there are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind with respect to the capital stock of any of the Subsidiaries.

                                       5.

          (e) Each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, with full corporate power and authority to own its respective properties and to conduct its respective businesses.

          (f) Each of the Company and each of the Subsidiaries is duly qualified or licensed by and is in good standing in each jurisdiction in which it owns or leases property or conducts its business and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on the properties, assets, operations, business, business prospects or condition (financial or other) of the Company and the Subsidiaries taken as a whole; each of the Company and each of the Subsidiaries is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by each such jurisdiction except where the failure to be in compliance would not have a material adverse effect on the properties, assets, operations, business, business prospects or condition (financial or other) of the Company and the Subsidiaries taken as a whole.

          (g) Neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time or both would constitute a breach of, or default under), its charter or bylaws, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, lease, mortgage, deed of trust, bank loan or credit agreement, material supply agreement or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound or affected where such breach or default is likely to have a material adverse effect on the business of the Company and the Subsidiaries, taken as a whole. The execution, delivery and performance of this Agreement, the issuance and sale of the Shares, the application of the net proceeds thereof as described in the Prospectus and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a breach of, or default under), the charter or bylaws of the Company or any of the Subsidiaries or under any provision of any license, indenture, lease, mortgage, deed of trust, bank loan or credit agreement, material supply agreement or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries.

          (h) The Firm Shares and the Additional Shares, when issued and delivered to and paid for by the Underwriters as contemplated hereby, will be duly authorized and validly issued and fully paid and nonassessable, and as for the shares to be issued and sold by the Company, free and clear of any pledge, lien, encumbrance, security interest, preemptive right or other claim (except with respect to wage claims of employees as provided in Section 180.0622 (2)(b) of the Wisconsin Business Corporation Law).

          (i) This Agreement has been duly authorized, executed and delivered by the Company.

                                      6.

          (j) The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and the certificates for the Shares are in due and proper form and the holders of the Shares after making payment therefor will not be subject to personal liability by reason of being such holders, except with respect to wage claims of employees pursuant to Section
180.0622 (2)(b) of the Wisconsin Business Corporation Law.

          (k) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares as contemplated hereby, other than registration of the Shares under the Act, clearance of the offering of the Shares with the National Association of Securities Dealers, Inc. (the "NASD") and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters.

          (l) Each person who has the right, contractual or otherwise, to cause the Company to register pursuant to the Act any securities of the Company in consequence of the issue and sale of the Shares to the Underwriters hereunder either included such securities in the Registration Statement or duly waived such right and each person who has the right, contractual or otherwise, to cause the Company to issue to it any securities of the Company in consequence of the issue and sale of the Shares to the Underwriters hereunder has duly waived such right.

          (m) Arthur Andersen LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company as required by the Act and the applicable published rules and regulations thereunder.

          (n) All legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

          (o) There is no action, suit or proceeding pending or threatened against the Company or any of the Subsidiaries or any of their properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency that could reasonably be expected to result in a judgment, decree or order having a material adverse effect on the properties, assets, operations, business, business prospects or condition (financial or other) of the Company and the Subsidiaries taken as a whole.

          (p) The audited and unaudited financial statements included in the Registration Statement and the Prospectus present fairly the consolidated financial condition of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a

                                      7.

consistent basis during the periods involved. The unaudited financial statements reflect all adjustments (which include any non-recurring adjustments) necessary to present fairly the information presented for such periods.

          (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or the Prospectus, there has not been: (A) any material adverse change in the properties, assets, operations, business, business prospects or condition (financial or other), of the Company and the Subsidiaries taken as a whole; (B) any transaction, that is material to the Company and the Subsidiaries taken as a whole, entered into by the Company or any of the Subsidiaries that requires an amendment to the Registration Statement; or (c) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries taken as a whole that requires an amendment to the Registration Statement.

          (r) The Company has obtained the agreement of the persons listed on Schedule B not to, subject to certain exceptions, sell, contract to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock, or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock for a period of 90 days from the date of the Prospectus without the prior written consent of Dillon, Read & Co. Inc.

          (s) Neither the Company nor any of the Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case could reasonably be expected to result in any material adverse effect on the properties, assets, operations, business, business prospects or condition (financial or other) of the Company and the Subsidiaries taken as a whole.

          (t) Each of the Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including without limitation under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business except where the failure to obtain a permit could not have a material adverse effect on the business of the Company and the Subsidiaries, taken as a whole; each of the Company and each of the Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit.

                                      8.

          (u) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including without limitation any capital or operating expenditure required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company reasonably has concluded that such associated costs and liabilities, singly or in the aggregate, would not have a material adverse effect on the properties, assets, operations, business, business prospects or condition (financial or other) of the Company and the Subsidiaries taken as a whole.

          (v) To the best of the Company's management's knowledge neither the Company nor any of the Subsidiaries, nor any employee of the Company or any of the Subsidiaries, has made any payment of funds of the Company or any of the Subsidiaries prohibited by law, and no funds of the Company or any of the Subsidiaries have been set aside to be used for any payment prohibited by law.

          (w) The Company and the Subsidiaries have filed all federal or state income or franchise tax returns required to be filed and have paid all taxes shown thereon as due, and there is no material tax deficiency which has been or might be asserted against the Company or any of the Subsidiaries; all material tax liabilities are adequately provided for on the books of the Company and the Subsidiaries.

          (x) The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

          (y) The Company and the Subsidiaries have good title to all properties and assets owned, and valid leasehold interests in all property and assets leased by them, in each case free and clear of all material liens, security interests, pledges, charges, encumbrances, mortgages and defects (except such as are described or referred to in the Prospectus and the financial statements and the notes thereto contained therein or such as do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries).

          (z) Neither the Company nor any of the Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is subject to regulation under such Act.

          (aa) Each of the Company and each of the Subsidiaries owns or possesses sufficient licenses or other rights to use all patents, patent applications, trademarks, copyrights, trade names, trade secrets, technology and know-how necessary to conduct the Company's and the Subsidiaries' business as described in the Registration Statement and Prospectus.

          (ab) The Company is not aware of any pending or threatened action, suit, proceeding or claim by others that the Company or any of the Subsidiaries is infringing or otherwise violating any patents or patent applications of others and is not aware of any rights

                                      9.

of third parties to any of the patents or patent applications owned by or licensed to the Company or any of the Subsidiaries which could have a material adverse effect on the use thereof by the Company or any of the Subsidiaries; and the Company is not aware of any pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any patents or patent applications owned by or licensed to the Company or any of the Subsidiaries.

          (ac) Each of the Company and each of the Subsidiaries has filed with the United States Food and Drug Administration (the "FDA"), and all applicable state and local regulatory bodies, for and received approval of all material registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations necessary to conduct the Company's, and the Subsidiaries' business as it is described in the Registration Statement and Prospectus. The Company is in compliance with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations, and all applicable FDA, state and local rules, regulations, guidelines and policies, including, but not limited to, applicable FDA, state and local rules, regulations and policies relating to current good manufacturing practices, except where the failure so to file or comply would not have a material adverse effect on the properties, assets, operations, business, business prospects or condition (financial or other) of the Company and the Subsidiaries taken as a whole; and the Company has no reason to believe that any party granting any such registration, application, license, request for exemption, permit or other authorization intends to limit, suspend or revoke the same and knows of no basis for any such limitation, suspension or revocation.

          (ad) Each of the Company and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks in such amounts as are prudent and customary in the businesses in which they are engaged; within the last two fiscal years neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the properties, assets, operations, business, business prospects or condition (financial or other) of the Company and the Subsidiaries taken as a whole.

     4. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter that:

          (a) Such Selling Shareholder is and at the time of delivery of the Shares to be sold by such Selling Shareholder will be the lawful owner of the number of Shares or securities convertible into or warrants exercisable for the number of Shares to be sold by such Selling Shareholder pursuant to this Agreement and, at the time of delivery thereof, will have valid and marketable title to such Shares, and upon delivery of and payment for such Shares the Underwriters will acquire valid and marketable title to such Shares free and clear of any claim, lien, encumbrance, security interest, marital or community property right, restriction on transfer

                                      10.

or other defect in title, assuming each of the Underwriters has purchased the Shares purchased by it in good faith and without notice of any adverse claim.

          (b) Such Selling Shareholder has and at the time of delivery of such Shares will have full legal right, power and capacity, and any approval required by law to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement.

          (c) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder. The Power of Attorney executed by the Selling Shareholders (the "Power of Attorney") and the Custody Agreement among the Selling Shareholders and Firstar Trust Company (the "Custody Agreement") have been duly executed and delivered by or on behalf of such Selling Shareholder and are legal, valid and binding agreements of such Selling Shareholder, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

          (d) Such Selling Shareholder has duly and irrevocably authorized the Attorney-in-Fact (as defined in the Power of Attorney), on behalf of such Selling Shareholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Shares to be sold by such Selling Shareholder and receive payment therefor pursuant hereto.

          (e) The sale of the Shares by such Selling Shareholder pursuant hereto is not prompted by any material adverse information concerning the Company not disclosed in the Registration Statement; and all information furnished in writing by or on behalf of such Selling Shareholder concerning the Selling Shareholder specifically for use in the Registration Statement and the Prospectus, and any supplement or amendment thereto, is and will be when the Registration Statement became effective and at all times subsequent thereto up to the time of purchase and the additional time of purchase, true and correct and complete and at all such times did not and will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (f) The consummation of the transactions contemplated hereby and by the Power of Attorney and by the Custody Agreement and the fulfillment of the terms hereof and thereof will not constitute a breach or violation of or default under any trust, indenture, agreement or other instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound.

          (g) To the best of the knowledge of each Selling Shareholder, the representations and warranties of the Company set forth in Section 3 hereof are true and correct.

     5.   CERTAIN COVENANTS OF THE COMPANY.  The Company hereby agrees:

                                      11.

          (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); promptly to advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to obtain the withdrawal of any order of suspension at the earliest practicable moment;

          (b) to make available to you in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendment or supplement thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act;

          (c) to advise you promptly and if requested by you to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective and (ii) when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act, if required under the Act (which the Company agrees to file in a timely manner under such Rule);

          (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any document that would be incorporated therein by reference, and, prior to the completion of the distribution of the Shares, to file no such amendment or supplement to which you shall object in writing unless required by the Exchange Act;

          (e) to furnish to you and, upon request to each of the other Underwriters, for a period of five years from the date of this Agreement (i) copies of all reports or other communications that the Company shall send to its shareholders or from time to time shall publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and any other document filed by the Company pursuant to Section 12, 13, 14 or 15(d) of the Exchange Act;

          (f) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Shares is required to

                                      12.

be delivered under the Act that, in the reasonable judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus, as then supplemented, would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and, during such time, promptly to prepare and furnish, at the Company's expense, to the Underwriters such amendments or supplements to such Prospectus as may be necessary to reflect any such change in such quantities as requested by the Underwriters, and to furnish to you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

          (G) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which need not be audited and which will satisfy the provisions of Section 11(a) of the Act including, at the option of the Company, Rule 158) covering a period of 12 months beginning after the effective date of the Registration Statement but ending not later than 15 months after the date of the Registration Statement, as soon as is reasonably practicable after the termination of such 12-month period;

          (H) to furnish to you four signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

          (I) to furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries that have been read by the Company's independent certified public accountants as stated in their letter to be furnished pursuant to Section 8(b);

          (J) to apply the net proceeds from the sale of the Shares sold by the Company in the manner set forth under the caption "Use of Proceeds" in the Registration Statement and the Prospectus;

          (K) to use its best efforts to cause the Shares to be included in the Nasdaq National Market;

          (L) whether or not the transactions contemplated in this Agreement are consummated or this Agreement otherwise becomes effective or is terminated, to pay its pro rata share with the Selling Shareholders of all expenses, fees and taxes (other than (x) any transfer taxes and (y) fees and disbursements of your counsel except as set forth under Section 7 and clauses (iv) and (vi) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, and the printing and furnishing of copies of each thereof to you and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Shares, (iii) the printing of this Agreement and any dealer agreements, and

                                      13.

the reproduction or printing and furnishing of copies of each thereof to you and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws as aforesaid (including legal fees and filing fees and other disbursements of your counsel) and the printing and furnishing of copies of any blue sky surveys to you and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for inclusion in the Nasdaq National Market and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD and (vii) the performance of the Company's and the Selling Shareholders' other obligations hereunder;

          (m) not to sell, contract to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or permit the registration under the Act of any shares of Common Stock, except for (i) the registration of the Shares and the sales to you pursuant to this Agreement for a period commencing on the date hereof and continuing for 90 days after the date of the Prospectus; (ii) grants of stock options under the Company's existing employee stock option plan; or
(iii) issuances of shares upon exercise of employee stock options, without the prior written consent of Dillon, Read & Co. Inc.; and

          (n) to refrain from investing the proceeds from the sale of the Shares in a manner to cause the Company or any of the Subsidiaries to become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     6. CERTAIN COVENANTS OF THE SELLING SHAREHOLDERS. Each Selling Shareholder agrees with each Underwriter that:

          (a) such Selling Shareholder will not, subject to certain exceptions, sell, contract to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock, except for the sales to you pursuant to this Agreement, for a period commencing on the date hereof and continuing for 90 days after the date of the Prospectus, without the prior written consent of Dillon, Read & Co. Inc.; and

          (b) whether or not the transactions contemplated in this Agreement are consummated or this Agreement otherwise becomes effective or is terminated, to pay its pro rata share with the Company of all expenses, fees and taxes (other than (x) any transfer taxes and (y) fees and disbursements of your counsel except as set forth under Section 7 and clauses (iv) and (vi) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, and the printing and furnishing of copies of each thereof to you and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Shares, (iii) the printing of this Agreement and any dealer agreements, and the reproduction or printing and furnishing of copies of each thereof to you and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws as aforesaid (including legal fees and filing fees and other disbursements of your counsel) and the printing and furnishing of copies of any blue sky surveys to you and to dealers, (v) any listing of the Shares on any securities

                                      14.

exchange or qualification of the Shares for inclusion in the Nasdaq National Market and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD and (vii) the performance of the Company's and the Selling Shareholders' other obligations hereunder;

     7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the Firm Shares are not delivered for any reason, other than the failure of the Underwriters to purchase the Firm Shares as provided herein (unless such failure is permitted under the provisions of Section 8 of this Agreement), the Company will reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel. If the Additional Shares are not delivered for any reason, other than the failure of the Underwriters to purchase the Additional Shares as provided herein (unless such failure is permitted under the provisions of Section 8 of this Agreement), the Company will reimburse the Underwriters for a percentage of the Underwriters' out-of-pocket expenses, including the fees and disbursements of their counsel, equal to the percentage of the Shares represented by the Additional Shares as to which the Underwriters exercised their option pursuant to Section 1 of this Agreement.

     8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders on the date hereof and at the time of purchase (and the several obligations of the Underwriters at any additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders on the date hereof and at the time of purchase and at such additional time of purchase, as the case may be), the performance by each of the Company and the Selling Shareholders of their obligations hereunder and to the following conditions:

          (a) The Company shall furnish to you at the time of purchase and at such additional time of purchase, as the case may be, the opinions of Schoenberg, Fisher & Newman, Ltd., counsel for the Company and the Selling Shareholders (except for GE Fund), and _________________, counsel for GE Fund (and whose opinion shall be delivered only with respect to items (xiii), (xiv), (xv), (xvi), and (xvii) below as they relate to GE Fund) addressed to the Underwriters and dated the time of purchase or such additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Cooley Godward LLP, counsel for the Underwriters, stating that:

          (i) the Company has been duly incorporated and is validly existing as a corporation in current status under the laws of the State of Wisconsin, with full corporate power and authority (A) to own its properties and conduct its business as described in the Registration Statement and the Prospectus and (B) to execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated;

          (ii) each of Corometrics Medical Systems, Inc., E for M Corporation, Hellige GmbH and Vari-X Corporation (each a "Material Subsidiary" and collectively, the "Material Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state in which such Subsidiary is incorporated, with full corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus;

                                      15.

          (III) each of the Company and each of the Material Subsidiaries is duly qualified or licensed to do business by and is in good standing as a foreign corporation in each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification and where any statutory fines or penalties or any corporate disability imposed for failure to qualify would have a material adverse effect on the properties, assets, operations, business, business prospects or condition (financial or other) of the Company and the Subsidiaries taken as a whole;

          (IV) all of the issued and outstanding shares of capital stock of each Material Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and, except as set forth in the Prospectus, are owned, directly or indirectly, by the Company free and clear of any pledge, lien, encumbrance, security interest, preemptive right or other claim, and, to such counsel's knowledge, there are no rights, warrants, options or other agreements to acquire or instruments convertible into or exchangeable for any shares of capital stock or other equity interest of any Subsidiary, except as set forth in the Prospectus;

          (V) this Agreement has been duly authorized, executed and delivered by the Company;

          (VI) (a) the Shares, when delivered to and paid for by the Underwriters, will be duly authorized, validly issued, fully paid and nonassessable, and will be free of any pledge, lien, encumbrance, claim or preemptive right (except with respect to wage claims of employees as provided in Section 180.0622 (2)(b) of the Wisconsin Business Corporation Law); and (b) the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

          (VII) (a) the Company has an authorized capital as set forth under the heading "Capitalization" in the Registration Statement and the Prospectus, and
(b) the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and free of statutory and, to such counsel's knowledge, preemptive rights (except with respect to wage claims of employees as provided in Section 180.0622 (2)(b) of the Wisconsin Business Corporation Law);

                                      16.

          (VIII) the execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares, the application of the net proceeds thereof as described in the Prospectus and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a breach of or default under), the charter or bylaws of the Company or any of the Material Subsidiaries; or any provision of any material license, indenture, lease, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their properties are bound or affected; or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries except where such conflict would not have a material adverse effect on the business of the Company and the Subsidiaries, taken as a whole (such counsel need express no opinion as to any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters).


          (IX) to such counsel's knowledge, neither the Company nor any of the Subsidiaries is in breach of or in default under (nor has any event occurred which with notice, lapse of time or both would constitute a breach of or default under) any license, indenture, lease, mortgage, deed of trust, bank loan or credit agreement or any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their properties are bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except for such matters as could not, individually or in the aggregate, have a material adverse effect on the properties, assets, operations, business, business prospects or condition (financial or other) of the Company and the Subsidiaries taken as a whole.

                                      17.

          (X) except as described in the Registration Statement and the Prospectus, there are no actions, suits or proceedings of which such counsel has knowledge pending or threatened against the Company or any of the Subsidiaries, or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency that individually or in the aggregate could result in a judgment, decree or order having a material adverse effect on the properties, assets, operations, business, business prospects or condition (financial or other) of the Company and the Subsidiaries taken as a whole.

          (XI) the documents incorporated by reference in the Registration Statement and Prospectus, when they were filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), complied as to form in all material respects with the Exchange Act (except as to the financial statements and schedules contained or incorporated by reference therein, as to which such-counsel need express no opinion);

          (XII) to such counsel's knowledge, each person who has the right, contractual or otherwise, to cause the Company to register pursuant to the Act any securities of the Company in consequence of the issue and sale of the Shares to the Underwriters hereunder either included such securities in the Registration Statement or duly waived such right and each person who has the right, contractual or otherwise, to cause the Company to issue to it any securities of the company in consequence of the issue and sale of the Shares to the Underwriters hereunder has duly waived such right;

          (XIII) this Agreement, the Power of Attorney and the Custody Agreement have been duly executed and delivered by each of the Selling Shareholders; the Power of Attorney and the Custody Agreement are legal, valid and binding agreements of each of the Selling Shareholders enforceable in accordance with their respective terms, except as the

                                      18.

enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

          (XIV) each of the Selling Shareholders has full legal right and power, and has obtained any authorization or approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder in the manner provided in this Agreement;

          (XV) delivery of certificates for the Shares to be sold by the Selling Shareholders pursuant hereto will pass title thereto to the Underwriters severally, free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title assuming that the several Underwriters are good faith purchasers for value and without notice of any adverse claim;

          (XVI) to such counsel's knowledge, the consummation of the transactions contemplated hereby and by the Power of Attorney and the Custody Agreement and the fulfillment of the terms hereof and thereof will not constitute a breach or violation of or default under any trust, indenture, agreement or other instrument to which any of the Selling Shareholders is a party or by which any of the Selling Shareholders is bound.

          (XVII) the Attorney-in-Fact has been duly authorized by each Selling Shareholder to execute and deliver on behalf of each Selling Shareholder this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Shares to be sold by the Selling Shareholders and receive payment therefor pursuant hereto;

          In addition, such counsel's opinion shall state that nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to and including the time of purchase contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, schedules, financial data and statistical information included in the Registration Statement or Prospectus).

          (b) The Company shall furnish to you at the time of purchase and at such additional time of purchase, as the case may be, an opinion of Foley & Lardner, counsel for the Company, addressed to the Underwriters and dated the time of purchase or such additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Cooley Godward LLP, counsel for the Underwriters, stating that:

                                      19.

          (I) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

          (II) the Registration Statement and the Prospectus (except as to the financial statements and schedules contained or incorporated by reference therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

          (III) the Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act;

          (IV) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance or sale of the Shares as contemplated hereby other than registration of the Shares under the Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters);

          (V) the statements in the Registration Statement and the Prospectus under the captions "Risk Factors -- Product Liability," Risk Factors -- Government Regulation," "Risk Factors -- Anti-takeover Provisions," Business -- Product Liability and Insurance" "Business -- Government Regulations" and Item 15 of the Registration Statement, insofar as they are descriptions of laws, regulations and rules, of legal and governmental proceedings or of contracts, agreements, leases and other legal documents, or refer to statements of law or legal conclusions, have been reviewed by such counsel and fairly summarize such matters in all material respects;

          (VI) neither the Company nor any of the Subsidiaries is an "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act off 1940, as amended;

          (VII) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the sale of the Shares to be sold by the Selling Shareholders as contemplated hereby other than registration of the Shares under the Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters); and

          (VIII) all contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed.

                                      20.

          In addition, such counsel's opinion shall state that nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to and including the time of purchase contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, schedules, financial data and statistical information included in the Registration Statement or Prospectus).

          (C) You shall have received from Arthur Andersen LLP letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in form and substance satisfactory to you.

          (D) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, opinions from Cooley Godward LLP in form and substance satisfactory to you.

          (E) No amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall be filed prior to the time the Registration Statement becomes effective to which you shall have objected in writing.

          (F) The Registration Statement shall become effective at or before 5:00 P.M., New York City time, on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:00 P.M., New York City time, on the second full business day after the date of this Agreement; provided, however, that the Company, the Selling Shareholders and you and any group of Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Shares from time to time may agree in writing or by telephone, confirmed in writing, on a later date.

          (G) Prior to the time of purchase or the additional time of purchase, as the case may be: (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                      21.

          (H) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, there has not been: (i) any material and adverse change in the properties, assets, operations, business, business prospects or condition (financial or other) of the Company and the Subsidiaries taken as a whole, other than as described in the Registration Statement and the Prospectus; (ii) any transaction that is material to the Company and the Subsidiaries taken as a whole entered into by the Company or any of the Subsidiaries, other than as described in the Registration Statement and the Prospectus; or (iii) any obligation, contingent or otherwise, directly or indirectly, incurred by the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries taken as a whole, other than as described in the Registration Statement and the Prospectus.

          (I) The Company, at the time of purchase or additional time of purchase, as the case may be, will deliver to you a certificate of two of its executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date and the conditions set forth in Section 8(f) and Section 8(g) have been met.

          (J) You shall have received a signed letter, dated the date of this Agreement, from each of the shareholders listed in Schedule B to the effect that such persons shall not, subject to certain exceptions, sell, contract to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock for a period of 90 days from the date of the Prospectus without the prior written consent of Dillon, Read & Co. Inc.

          (K) The Company and the Selling Shareholders shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement or the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you reasonably may request.

          (L) The Company and the Selling Shareholders shall have performed such of their respective obligations under this Agreement as are to be performed by the terms hereof at or before the time of purchase and at or before the additional time of purchase, as the case may be.

          (M) The Shares shall have been approved for quotation through the Nasdaq National Market.

          (N) Each of the Selling Shareholders, at the time of purchase or additional time of purchase, as the case may be, shall have delivered to you a certificate (which may be signed by the Attorney-in-Fact) to the effect that such Selling Shareholder is not aware that any of the representations and warranties of the Selling Shareholders as set forth in this Agreement are not true and correct as of such date.

                                      22.

     9.   EFFECTIVE DATE OF AGREEMENT; TERMINATION.

          (A) This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

          (B) The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on the New York Stock Exchange or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in your judgment or in the judgment of such group of Underwriters, makes it impracticable to market the Shares. If you or any group of Underwriters elect to terminate this Agreement as provided in this Section 9(b), the Company and each other Underwriter shall be notified promptly by letter or telegram.

          (C) If any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate principal amount of Firm Shares they are obligated to purchase pursuant to Section 1) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

          (D) If any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for exceeds 10% of the total number of Firm Shares, and arrangements satisfactory to you and the Company are not made within 48 hours after such default, this Agreement will terminate without liability on the part of the Company, any Selling Shareholder or any non-defaulting Underwriter.

          (E) Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any

                                      23.

Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted underwriters selected by you with the approval of the Company or selected by the Company with your approval pursuant to Section 9(c)). If a new Underwriter or Underwriters are substituted for a defaulting Underwriter or Underwriters in accordance with Section 9(d), the Company or you shall have the right to postpone the time of purchase for a period, not exceeding five business days in order that any necessary change in the Registration Statement and the Prospectus and other documents may be effected. The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule A.

          (F) If the purchase of the Shares by the Underwriters, as contemplated by this Agreement, is not consummated for any reason permitted under this Agreement or if such purchase is not consummated because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(l), 7 and 10), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10).

     10.  INDEMNITY BY THE COMPANY, THE SELLING SHAREHOLDERS AND THE
UNDERWRITERS.

          (A) The Company and each of Michael J. Cudahy and Frederick G. Luber (the "Indemnifying Selling Shareholders"), jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, each person that controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Underwriter's agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person (collectively, the "Underwriter indemnified parties") from and against any and all losses, claims, damages, judgments, liabilities and expenses (including the fees and expenses of counsel and other expenses in connection with investigating, defending or settling any such action or claim) which, jointly or severally, any Underwriter indemnified party may incur as they are incurred (and regardless of whether such Underwriter indemnified party is a party to the litigation, if any) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the Shares or the Prospectus or any Preliminary Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, judgments, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information with respect to any Underwriter furnished in writing by any Underwriter through you to the Company expressly for use therein with reference to such Underwriter; provided, however, that no Selling Shareholder shall be liable under this Section 10 in an amount exceeding the total price at which the Shares sold by such Selling Shareholder were offered to the public. This indemnity agreement will be in addition to any liability the Company or the Selling Shareholders otherwise may have. The indemnity agreement contained in this subsection (a) with respect to any Preliminary Prospectus or amended Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter)

                                      24.

from whom the person asserting any such loss, expense, liability or claim purchased the Shares which is the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person.

          (B) Each Selling Shareholder agrees to indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement, and each person, if any, controlling the Company within the meaning of the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company and the Indemnifying Selling Shareholders to each Underwriter set forth in paragraph (a) of this Section, but only with respect to information relating to such Selling Shareholder furnished in writing by such Selling Shareholder for use in connection with the Registration Statement or the Prospectus. In case any claim shall be brought or asserted against the Company, its directors, such officers or any such controlling person, in respect of which indemnity may be sought against any Selling Shareholder, such Selling Shareholder shall have the rights and duties given to the Company, and the Company, such directors or officers and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (a) of this Section.

          (C) If any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any Underwriter indemnified party, with respect to which indemnity may be sought against the Company or any Selling Shareholder pursuant to this Section 10, such Underwriter indemnified party shall promptly notify the Company and each Selling Shareholder in writing, and the Company and the Selling Shareholders shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Underwriter indemnified party and payment of all fees and expenses; provided that the omission so to notify the Company and the Selling Shareholders shall not relieve them from any liability that they may have to any Underwriter indemnified party. An Underwriter indemnified party shall have the right to employ separate counsel in any such action or proceeding and to assume the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter indemnified party unless (i) the employment of such counsel has been authorized in writing by the Company or the Selling Shareholders, (ii) the Company and the Selling Shareholders have failed promptly to assume the defense and employ Counsel satisfactory to the Underwriter indemnified party; or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Underwriter indemnified party and the Company or the Selling Shareholders and such Underwriter indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and the Selling Shareholders (in which case the Company and the Selling Shareholders shall not have the right to assume the defense of such action on behalf of such Underwriter indemnified party), in any of which events such fees and expenses shall be borne by the Company and the Selling Shareholders and reimbursed as they are incurred. It is understood, however, that the Company and the Selling Shareholders shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or

                                      25.

circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriter indemnified parties, which firm shall be designated in writing by Dillon, Read & Co. Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company and the Selling Shareholders shall not be liable for any settlement of any such action effected without the written consent of the Company or the Selling Shareholders (which consent shall not be unreasonably withheld or delayed), but if settled with the written consent of the Company or the Selling Shareholders, or if there is a final judgment with respect thereto, the Company and the Selling Shareholders agree to indemnify and hold harmless each Underwriter indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (D) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person that controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the "Company indemnified parties") and each Selling Shareholder to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to the Underwriter indemnified parties, but only with respect to information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with respect to such Underwriter in the Registration Statement, any Preliminary Prospectus or the Prospectus. In case any action shall be brought against any Company indemnified party or any Selling Shareholder based on the Registration Statement, any Preliminary Prospectus or the Prospectus and in respect of which indemnity may be sought against any Underwriter pursuant to this Section 10(d), such Underwriter shall have the rights and duties given to the Company and the Selling Shareholders by Section 10(c) (except that if the Company and the Selling Shareholders shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, provided that the fees and expenses of such separate counsel shall be at the expense of such Underwriter), and the Company indemnified parties and the Selling Shareholders shall have the rights and duties given to the Underwriter indemnified parties by Section 10(c).

          (E) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless any Underwriter indemnified party or any Company indemnified party or any Selling Shareholder, then the party required to indemnify such indemnified party under this Section 10, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, judgments, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the

                                      26.

Underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by the Selling Shareholders or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, judgments, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

     The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10(e) were determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) that does not take account of the equitable considerations referred to in this Section 10(e). Notwithstanding the provisions of this Section 10(e), no Underwriter indemnified party shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter indemnified party and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter indemnified party otherwise has been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and are not joint.

     The statements under the caption "Underwriting" in the Prospectus (to the extent such statements relate to an Underwriter) constitute the only information furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus.

          (F) The indemnity and contribution agreements contained in this
Section 10 and the representations, warranties and covenants of the Company and the Selling Shareholders contained in this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter indemnified party or by or on behalf of any Company indemnified party or any Selling Shareholder, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. Subject to the provisions of Section 10(c) and Section 10(d), the Company, each Selling Shareholder and each Underwriter agree promptly to notify the other of the commencement of any litigation or proceeding against it in connection with the issuance and sale of the Shares or in connection with the Registration Statement or the Prospectus.

                                      27.

     11. NOTICES. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Dillon, Read & Co. Inc., 535 Madison Avenue, New York, New York 10022,
Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 8200 West Tower Avenue, Milwaukee, Wisconsin 53223, Attention: Chief Financial Officer; and if to the Selling Shareholders, shall be sufficient in all respects, if delivered or sent to Michael J. Cudahy at the offices of the Company at 8200 West Tower Avenue, Milwaukee, Wisconsin 53223.

     12. CONSTRUCTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE SECTION HEADINGS IN THIS AGREEMENT HAVE BEEN INSERTED AS A MATTER OF CONVENIENCE OF REFERENCE AND ARE NOT A PART OF THIS AGREEMENT.

     13. PARTIES AT INTEREST. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Shareholders, the Underwriter indemnified parties and the Company indemnified parties, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     14. COUNTERPARTS. This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.

                                      28.

     If the foregoing correctly sets forth the understanding among the Company, the Selling Shareholders and the Underwriters, please so indicate in the space provided below for such purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Selling Shareholders and the Underwriters, severally.

                                    Very truly yours,

                                    MARQUETTE MEDICAL SYSTEMS, INC.

                                    By:__________________________________

                                    Name:________________________________

                                    Title:_______________________________

                                    THE SELLING SHAREHOLDERS NAMED IN SCHEDULE B
                                    ATTACHED HERETO

                                    By:_________________________________
                                         Attorney-in-fact

Accepted and agreed to as of the date
first above written, on behalf of
themselves, Bear, Stearns & Co. Inc.
and Robert W. Baird & Co. Incorporated
and the other several Underwriters named in Schedule A

DILLON, READ & CO. INC., as
Managing Underwriter

By:________________________________

Name:______________________________

Title:_____________________________

                                      29.

                                   SCHEDULE A


                                       NUMBER OF
            UNDERWRITER                FIRM SHARES
------------------------------------  -------------

Dillon, Read & Co. Inc..............
Bear, Stearns & Co. Inc.............
Robert W. Baird & Co. Incorporated..
                                      ----------
     Total                             2,750,000
                                      ==========

                                      30.

                                   SCHEDULE B


                                      NUMBER OF
                                     FIRM SHARES
           NAME                       TO BE SOLD
-----------------------------       -------------

Michael J. Cudahy                   1,000,000
GE Fund                               489,485
Frederick G. Luber                    100,000
Frederick A. Robertson                 23,001
R. Thomas Divers                       80,000
Donald Holt                            57,514
                                   --------------

     Total                          1,750,000
                                   ==============

                                      31.

                                   SCHEDULE C


                                                     NUMBER OF
                                                    ADDITIONAL
                                                   SHARES TO BE
                   NAME                                SOLD
-----------------------------------------------    ------------

Marquette Medical Systems, Inc.                      262,500
Michael J. Cudahy Charitable Foundation              150,000
                                                   ------------

       Total                                         412,500
                                                   ============

                                      32.